As filed with the Securities and Exchange Commission on February 14, 2003.


                                                     Registration No. 333-_____
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549

                       ----------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                               Denny's Corporation
                 (Exact Name of Issuer as Specified in its Charter)

                   Delaware                                13-3487402
         (State or Other Jurisdiction of                  (I.R.S. Employer
         Incorporation or Organization)                   Identification Number)

                              203 East Main Street
                        Spartanburg, South Carolina 29319
                                 (864) 597-8000
                    (Address, including zip code, and telephone
                       number of Principal Executive Offices)


        Denny's, Inc. Omnibus Incentive Compensation Plan for Executives
                            (Full Title of the Plan)

                             RHONDA J. PARISH, ESQ.
             Executive Vice President, General Counsel and Secretary
                               Denny's Corporation
                              203 East Main Street
                        Spartanburg, South Carolina 29319
                                 (864) 597-8000
                    (Name, address, including zip code, and
                    telephone number, including area code, of agent for service)

                            -----------------------

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------- --------------- ---------------------- ----------------------- ----------------
                                                                      Proposed                  Proposed
            Title of Securities                 Amount to             Maximum                    Maximum         Amount of
              to be Registered                be Registered        Offering Price           Aggregate         Registration Fee
                                                                      Per Unit            Offering Price
--------------------------------------------- --------------- ---------------------- ----------------------- ----------------
--------------------------------------------- --------------- ---------------------- ----------------------- ----------------
        Common Stock, par value $.01           3,200,000(1)          $ 0.615 (2)          $ 1,968,000 (2)         $ 181.06

--------------------------------------------- --------------- ---------------------- ----------------------- ----------------


(1) Amount to be registered consists of an aggregate of 3,200,000 shares to be issued pursuant to the grant or exercise of awards to employees under the Denny's, Inc. Omnibus Incentive Compensation Plan for Executives, including additional shares that may become issuable in accordance with the adjustment and anti-dilution provisions of the Plan.
(2) Determined in accordance with Rule 457(h), the registration fee calculation is based on the average of the high and low prices of the Company's Common Stock reported on the OTC Bulletin Board on February 11, 2003.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                (a) The documents constituting Part I of this Registration Statement will be sent or given to participants in the Denny's, Inc. Omnibus Incentive Compensation Plan for Executives (the "Plan") as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended.

                (b) Upon written or oral request, Denny's Corporation (the "Company") will provide, without charge, the documents incorporated by reference in Item 3 of Part II of this Registration Statement. The documents are incorporated by reference in the Section 10(a) prospectus. The Company will also provide, without charge, upon written or oral request, other documents required to be delivered to employees pursuant to Rule 428(b). Requests for the above mentioned information should be directed to Rhonda J. Parish, Executive Vice President, General Counsel and Secretary, at (864) 597-8000.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.       Incorporation of Documents by Reference

         The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated herein by reference and are deemed to be a part hereof from the date of the filing of such documents:

         (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 26, 2001, as amended;

         (2) The Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 27, 2002, June 26, 2002 and September 25, 2002;

         (3) The Company's Current Reports on Form 8-K filed with the Commission on February 20, 2002, July 25, 2002, August 12, 2002, November 22, 2002 and December 19, 2002;

         (4) The section entitled "Description of Registrant's Securities To Be Registered" in the Company's Registration Statement on Form 8-A filed with the Commission pursuant to the Exchange Act, including all amendments or reports filed for the purpose of updating such description;

         (6) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since December 26, 2001;

         (7) All other documents subsequently filed by the Company pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities that remain unsold.

         Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this Registration

Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.       Description of Securities.  Not Applicable.

Item 5.       Interests of Named Experts and Counsel.  Not Applicable.

Item 6.       Indemnification of Directors and Officers

         Denny's Corporation is a Delaware corporation. Reference is made to
Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or
(iv) for any transaction from which a director derived an improper personal benefit.

         Reference is also made to Section 145 of the DGCL, which provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses
(including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers, directors, employees and agents in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer, director, employee or agent actually and reasonably incurs.

            The Company's Restated Certificate of Incorporation and By-Laws provide for exculpation and indemnification of its officers and directors to the full extent permitted under Delaware law. Specifically, Articles Sixth and Seventh of the Restated Certificate of Incorporation provide for indemnification of officers and directors to the full extent permitted by Section 145 of the DGCL and the elimination of liability of directors to the full extent permitted by Section 102 of the DGCL, and Article 5, Section 14 of the By-Laws provides for indemnification of officers and directors to the full extent permitted by
Section 145 of the

DGCL. Consequently, the registrant maintains officers' and directors' liability insurance for the benefit of its officers and directors. The Employment Agreement dated January 2, 2001 between Denny's Corporation and Nelson J. Marchioli also provides for the indemnification of Mr. Marchioli by Denny's Corporation to the full extent permitted by Delaware law and, in connection therewith, calls for the advancement of attorneys' fees and expenses (subject to repayment in certain circumstances). The Registration Rights Agreement, dated as of January 7, 1998, among the Company and each of the holders of registrable securities named therein, provides for indemnification by the Company of the holder of registrable securities that is a party thereto for control person liability, if any, in respect of certain claims under the Securities Act of 1933.

Item 7.       Exemption from Registration Claimed.  Not Applicable.

Item 8.       Exhibits

           Exhibit Number             Description
           --------------             -----------

                 4.1 Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to Form 8-A filed by the Company on January 7, 1998 relating to the Company's common stock)

                 4.2                  By-Laws  of  the  Company,   as  amended
                                      through January 24, 2001 (incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 28, 2001)

                 5 Opinion of J. Scott Melton, Esq., regarding the legality of the securities being registered

                23.1                  Consent of J. Scott Melton, Esq.
                                      (included in Exhibit 5)

                23.2                  Consent of Deloitte & Touche LLP

                24 Power of Attorney (included on signature page)

                99 Denny's, Inc. Omnibus Incentive Compensation Plan for Executives


Item 9.       Undertakings

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
         Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 of this
Part II, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                          (Signatures on following page)

                                SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Denny's Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spartanburg, State of South Carolina, on February 14, 2003.

                                    DENNY'S CORPORATION


                                    By: /s/ Rhonda J. Parish
                                        ---------------------------------
                                        Rhonda J. Parish
                                        Executive Vice President, General
                                        Counsel and Secretary

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Rhonda J. Parish as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         Signatures                        Title                                     Date
         ----------                        -----                                     ----

/s/ Nelson J. Marchioli                    President, Chief Executive Officer and    February 14, 2003
------------------------------------       Director (Principal Executive Officer)
Nelson J. Marchioli

/s/ Andrew F. Green                        Senior Vice President and Chief           February 14, 2003
------------------------------------       Financial Officer (Principal Financial
Andrew F. Green                            and Accounting Officer)


/s/ Charles F. Moran                       Chairman of the Board of Directors        February 14, 2003
------------------------------------
Charles F. Moran


/s/ Vera K. Farris                         Director                                  February 14, 2003
------------------------------------
Vera K. Farris


                                       5


/s/ Darrel Jackson                         Director                                  February 14, 2003
------------------------------------
Darrel Jackson


                                       6


/s/ Robert E. Marks                        Director                                  February 14, 2003
------------------------------------
Robert E. Marks


                                           Director                                  February 14, 2003
------------------------------------
Lloyd I. Miller, III


/s/ Elizabeth A. Sanders                   Director                                  February 14, 2003
------------------------------------
Elizabeth A. Sanders


/s/ Donald R. Shepherd                     Director                                  February 14, 2003
------------------------------------
Donald R. Shepherd


/s/ Raul R. Tapia                          Director                                  February 14, 2003
------------------------------------
Raul R. Tapia


                                  EXHIBIT INDEX
                                       TO
                                    FORM S-8


           Exhibit Number             Description
           --------------             -----------

                 4.1 Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to Form 8-A filed by the Company on January 7, 1998 relating to the Company's common stock)

                 4.2                  By-Laws  of  the  Company,   as  amended
                                      through January 24, 2001 (incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 28, 2001)

                 5 Opinion of J. Scott Melton, Esq., regarding the legality of the securities being registered

                23.1                  Consent of J. Scott Melton, Esq.
                                      (included in Exhibit 5)

                23.2                  Consent of Deloitte & Touche LLP

                24 Power of Attorney (included on signature page)

                99 Denny's, Inc. Omnibus Incentive Compensation Plan for Executives

                                    EXHIBIT 5

                         Opinion of J. Scott Melton, Esq.


                             February 14, 2003

Denny's Corporation
203 East Main Street
Spartanburg, South Carolina 29319

Ladies and Gentlemen:

         As Assistant General Counsel of Denny's Corporation (the "Company"), I am familiar with the Registration Statement to be filed by the Company on or about February 14, 2003, with the Securities and Exchange Commission with respect to 3,200,000 shares of the Company's $.01 par value common stock issuable under the Denny's, Inc. Omnibus Incentive Compensation Plan for Executives.

         It is my opinion that the Company's $0.01 par value common stock to be registered, when sold or issued hereafter upon the exercise of stock options in accordance with the provisions of said plan and upon payment of the consideration for such shares as contemplated by said plan, will be validly issued, fully paid and nonassessable.

         I hereby consent to the use of this opinion as Exhibit 5 to the above mentioned Registration Statement.

                                                     Sincerely,
                                                     /s/ J. Scott Melton
                                                     --------------------------
                                                     J. Scott Melton
                                                     Assistant General Counsel

                                  EXHIBIT 23.2

                        Consent of Deloitte & Touche LLP


                          INDEPENDENT AUDITOR'S CONSENT

         We consent to the incorporation by reference in this Registration Statement of Denny's Corporation on Form S-8 of our report dated February 19, 2002 (March 8, 2002 as to Note 9 and March 9, 2002 as to Note 19), appearing in and incorporated by reference in the Annual Report on Form 10-K of Denny's Corporation for the year ended December 26, 2001.


DELOITTE & TOUCHE LLP
/s/ Deloitte & Touche LLP

Greenville, South Carolina
February 14, 2003

                                   EXHIBIT 99


        Denny's, Inc. Omnibus Incentive Compensation Plan for Executives